EXHIBIT 99.2

                            PREDICTIVE SYSTEMS, INC.

                          AMENDMENT TO NOTICE OF GRANT
     This  Amendment  (this "Amendment") is made this 18th day of October, 2002,
                             ---------
by  and  between  Andrew Zimmerman  (the Optionee") and Predictive Systems, Inc.
                                         --------
(the  "Company").
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     WHEREAS, the Company granted the Optionee an option (the "Option"), on June
                                                               ------
15, 2001, to purchase 500,000 shares of common stock of the Company, at a price of $3.73 per share, granted under the Company's 1999 Stock Incentive Plan, as amended (the "Plan"); and
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     WHEREAS,  the  Optionee and the Company desire to amend the Notice of Grant of  Stock  Option for the Option (the "Notice of Grant") to provide Optionee the
                                       ---------------
benefits he would have been entitled to had he been able to participate fully in the Company's stock option exchange program;

     NOW, THEREFORE, the Optionee and the Company agree that the Notice of Grant shall be amended to provide as follows:

1.     EXERCISE  SCHEDULE.
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     The  "Exercise Schedule" set forth in the Notice of Grant is hereby amended to  read  as  follows:

          "The Option shall be immediately exercisable with respect to 6/48th's of the Option Shares and the balance of the Option Shares shall become exercisable in a series of forty-two (42) equal, successive monthly installments upon Optionees's completion of each month of Service over the forty-two (42) month period measured form October 18, 2002. In no event shall the option become exercisable for any additional Option Shares after Optionee's cessation of Service.

2.     EXERCISE  PRICE.
       ---------------

     The "Exercise Price" set forth in the Notice of Grant is hereby amended to read as follows:

           "Exercise  Price:  $0.22  per  share"


3.     NOTICE  OF  GRANT.
       -----------------

     To the extent not expressly amended hereby, the Notice of Grant remains in full force and effect.


4.     ENTIRE  AGREEMENT.
       -----------------

     This Amendment, taken together with the Notice of Grant (to the extent not amended hereby) and the Plan, represents the entire agreement of the parties with respect to the subject matter hereto and shall supersede any and all previous contracts, arrangements, amendments or understandings between the parties with respect to the Option.

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IN  WITNESS  WHEREOF,  this Amendment has been entered into as of the date first set  forth  above.

PREDICTIVE  SYSTEMS,  INC.           OPTIONEE

By: /s/  Peter  Bloom                /s/ Andrew  Zimmerman
    ------------------------------   --------------------------------
Name:   Peter  Bloom                  Name:  Andrew  Zimmerman
Title:  Chairman  of  the
        Compensation  Committee


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